EXHIBIT 23.5


                          THIRD PARTY REVIEWER CONSENT

We consent to the reference to us under the caption "Business-Silver Segment-The Greens Creek Mine" in the Post-Effective Amendment to Registration Statement on Form S-1 of Hecla Mining Company. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.



Dated: April 25, 2003

                                                      AMEC E&C SERVICES

                                                      /s/ Philip Juetten

                                                      By: Philip Juetten
                                                      Its: Operations Manager